Exhibit 99.1
FOR IMMEDIATE RELEASE
Local.com Corporation Announces Third Quarter 2006 Financial Results
Irvine, CA — November 2, 2006 — Local.com Corporation (NASDAQ: LOCM, formerly INCX), formerly known as Interchange Corporation, a leading local search engine, today announced its financial results for the third quarter 2006.
“Our local search business experienced strong sequential quarterly revenue and monetization growth, and Local.com became a Top 100 website. However, these achievements were not without challenges. We encountered difficulties while deploying our new search platform, and these issues impacted our third quarter results as well as fourth quarter guidance,” said Heath Clarke, CEO of Local.com. “Our new platform is now in place and we have already added more content to the site in order to increase page views and repeat traffic to Local.com. During the fourth quarter, we will continue to invest in sales and marketing to increase traffic, add advertisers and prepare for the many growth opportunities we expect in 2007.”
Q3 Financial Highlights:
•	Revenues - We continue to experience growth — Revenue was $4.1 million for the third quarter of 2006, which represented growth of 20% over the second quarter of 2006.
•	Local Search — Local search revenue was $2.8 million for the third quarter and represented growth of 64% over the second quarter.

•	National Search — Our national search distribution network revenue was $1.3 million for the third quarter of 2006, which decreased from $1.7 million in the second quarter of 2006.
•	Net Loss — For the third quarter of 2006, the net loss was $2.8 million, which was approximately $600,000 better than the second quarter of 2006. Basic and diluted net loss per share was $0.31. The net loss included $1.0 million, or $0.11 per share, of non-cash stock based compensation ($400,000) and depreciation and amortization ($606,000).

•	Cash and Marketable Securities — We ended the third quarter with $7.3 million in cash and marketable securities and no debt. The company used $2.0 million in cash during the quarter, which was an approximate $700,000 improvement over the second quarter.

•	Increased Site Monetization - Monetization of the site improved significantly, with quarterly revenue per thousand page views increasing 70% to $25.67, up from $15.13 in the second quarter.

•	Positive Return on Ad Spend — We continued to achieve a positive return on ad spend. This means that our local search revenue exceeded our traffic acquisition costs.

•	Record Traffic & Reach - Local.com became a Top 100 web site in the US and obtained a 5.9% reach to all US directory searches, according to comScore.
Financial Guidance
The company expects fourth quarter 2006 revenue of between $3.8 million and $4.1 million. We expect the mid-range of local search revenue to be approximately $3.0 million, an increase of 9% over the third quarter 2006. The company expects net loss for the fourth quarter 2006 to be between $3.3 million and $3.5 million, or $0.36 to $0.37 per share. The loss per share forecast assumes 9.3 million outstanding shares.
The above guidance includes non-cash expenses of $930,000, or $0.10 per share, consisting of non-cash stock based expense of $410,000 and depreciation and amortization of $520,000.
Conference Call and Webcast Information
A live webcast of Local.com’s third quarter 2006 earnings release call will be available at http://ir.interchangeusa.com. The call begins today at 2:00 PM (PT) / 5:00 PM (ET). This press release, the financial tables, as well as other company information can also be viewed at that site. Investors and analysts can participate in the call by dialing 1-800-289-0569. A replay of the Webcast will be available for 90 days at the company’s Website, starting approximately one hour after the completion of the call.
About Local.com
Local.com (NASDAQ: LOCM), is a Top 100 web site in the US according to comScore. Local.com attracts approximately 10 million visitors each month seeking information on local businesses, products, services, people and jobs. Powered by the company’s patent-pending Keyword DNA® and local web indexing technologies, Local.com provides users with targeted, relevant local search results. These results include special offers from local businesses, reviews from other users, local businesses’ website links, maps, driving directions and more. Businesses can advertise on Local.com with subscription, pay per click, banner and pay per call ad products.
Forward-Looking Statements
All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as “anticipate,” “believe,” “estimate,” “plans,” “expect,” “intend” and similar expressions, as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to monetize the Local.com domain, incorporate our local-search technologies, market the Local.com domain as a destination for consumers seeking local-search results, grow our business by enhancing our local-search services, expand our Advertiser and Distribution Networks, expand internationally, integrate and effectively utilize our acquisitions’ technologies, develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph.

Our Annual Report on Form 10-KSB, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
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CONTACT:	Dan Chmielewski
Madison Alexander PR
714-832-8716
M: 949-231-2965
dchm@madisonalexanderpr.com

Paula Brici
Madison Alexander PR
949-677-6527
paula@madisonalexanderpr

Investor Relations Contact:
John Baldissera
BPC Financial Marketing
800-368-1217

LOCAL.COM CORPORATION
CONDENSED CONSOLIDATED BALANCE
SHEETS
(in thousands, except share data)

	September 30,	December 31,
	2006	2005
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$1,383	$1,075
Restricted cash	41	10
Marketable securities	5,951	13,244
Accounts receivable, net of allowances of $31 and $30, respectively	2,911	1,138
Prepaid expenses and other current assets	240	377

Total current assets	10,526	15,844
Property and equipment, net	2,173	2,772
Intangible assets, net	3,050	3,760
Goodwill	12,213	12,445
Long-term restricted cash	125	166
Deposits	47	47

Total assets	$28,134	$35,034

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,078	$1,798
Accrued compensation	373	347
Deferred rent	470	575
Accrued royalties	244	496
Other accrued liabilities	490	631
Notes payable	—	84
Deferred revenue	271	295

Total liabilities, all current	4,926	4,226

Minority interest	(1)	(1)

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.00001 par value; 10,000,000 shares authorized; none issued and outstanding for all periods presented	—	—
Common stock, $0.00001 par value; 30,000,000 shares authorized; 9,283,935 and 9,171,944 issued and outstanding, respectively	—	—
Additional paid-in capital	51,104	48,706
Accumulated comprehensive loss	(59)	(151)
Accumulated deficit	(27,836)	(17,746)

Stockholders’ equity	23,209	30,809

Total liabilities and stockholders’ equity	$28,134	$35,034

LOCAL.COM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenue	$4,059	$4,058	$10,584	$14,722

Operating expenses:
Search serving	1,126	3,044	4,087	8,857
Sales and marketing	3,645	1,456	9,258	4,302
General and administrative	1,295	983	4,647	2,976
Research and development	643	654	2,212	1,669
Amortization of intangibles	236	257	710	485

Total operating expenses	6,945	6,394	20,914	18,289

Operating loss	(2,886)	(2,336)	(10,330)	(3,567)

Interest and other income	54	83	252	623

Loss before income taxes	(2,832)	(2,253)	(10,088)	(2,944)

Provision for income taxes	—	514	2	520

Net loss	$(2,832)	$(2,767)	$(10,090)	$(3,464)

Per share data:

Basic net loss per share	$(0.31)	$(0.31)	$(1.09)	$(0.42)

Diluted net loss per share	$(0.31)	$(0.31)	$(1.09)	$(0.42)

Basic weighted average shares outstanding	9,257,201	8,959,076	9,234,118	8,280,887
Diluted weighted average shares outstanding	9,257,201	8,959,076	9,234,118	8,280,887
Supplemental consolidated statements of operations information:

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005

Non-cash stock based compensation expense:

Sales and marketing	$96	$—	$467	$—
General and administrative	262	22	1,324	102
Research and development	42	—	191	—

Total stock-based compensation expense	$400	$22	$1,982	$102

Basic and diluted net compensation expense per share	$0.04	$0.00	$0.21	$0.01